UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

TABLE OF CONTENTS

		Page

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE	2

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS	3

SIGNATURES		4

INDEX OF EXHIBITS		IOE-1

-i-

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 11, 2003, First Consumer Credit, Inc. (“FCC”), a wholly owned subsidiary of U. S. Home Systems, Inc. (“USHS” or the “Company”), entered into a $75 million credit facility agreement (the “Credit Facility”) with Autobahn Funding Company LLC (“Autobahn”) as the lender, and DZ Bank AG Deutsche Zentral-Genossenschafsbank, Frankfurt AM Main (“DZ Bank”) as the Agent. The Credit Facility provides FCC the ability to purchase and finance retail installment obligations (“RIO’s”) from remodeling contractors, and earn continuing finance charges over the life of the RIO’s.

Currently, FCC purchases RIO’s from select remodeling contractors, including RIO’s generated by the Company’s home improvement operations. FCC’s purchase of these RIO’s provides each contractor an opportunity to originate a broad range of credit products that are not otherwise available to contractors utilizing only traditional sources for home improvement financing. Once FCC has accumulated a portfolio of RIO’s, FCC sells these portfolios to banks and insurance companies under negotiated purchase commitments, earning a one-time premium upon each sale. In most cases, FCC retains the collection and servicing of these accounts on behalf of the investor. FCC currently provides servicing on nearly 4,000 of these accounts, operating in 36 states within the continental United States.

Under the Credit Facility, FCC, through its subsidiary FCC Acceptance Corporation (“FCCA”) will have the ability to purchase and finance the RIO’s providing FCC with earnings from finance charges for the life of the RIO, as opposed to a lesser, one-time premium it now earns. Additionally, the Credit Facility will provide FCC the opportunity to offer additional credit programs and services to its contractor customers. Management believes the Credit Facility will provide FCC an opportunity to reach a greater number of contractors thereby creating substantial long-term earnings growth from financing sources. Additionally, management believes the Credit Facility significantly reduces a major risk in the Company’s home improvement business by providing a viable financing source.

However, the change in the FCC’s business model, from selling to financing portfolios of RIO’s, will adversely affect FCC’s profitability in the short term. In this respect, FCC will forgo the initial one-time premium it now earns upon selling a portfolio, but FCC will earn finance charges over the life of the portfolio, typically a three to five year period. Earnings over the life of the portfolio will be significantly higher than the one-time premium now earned. Consequently, until FCC has accumulated a sufficient amount of financed RIO’s, and finance charges earned on the RIO portfolios reach a sufficient level, FCC’s earnings will be adversely affected. Management believes that FCC will return to profitability in the first quarter of 2004, and that FCC’s long-term profitability will improve due to the continuing income stream from the greater amount of finance charges earned.

Pursuant to the terms of the Credit Facility, and subject to the $75 million credit limit, the maximum advance under the Credit Facility is 90% of the amount of eligible RIO’s purchased and pledged under the facility. FCC will provide the remaining 10% of the funds to purchase the RIO’s. As a result of FCC’s 10% funding requirement, and the expected adverse impact on short-term earnings, the Company may be required to seek additional financing to fund FCC’s operations. The Company is currently reviewing alternatives for the additional financing, including the Company’s available borrowing capacity under its existing revolving credit facility with a financial institution. Although the Company has no agreements or commitments for additional financing, management believes that the Company will be able to secure the financing, if needed, through the issuance of equity securities or debt obligations. However, there can be no assurance that additional financing will be available, or if available, that such financing will be on favorable terms. The failure of the Company to secure additional financing, if needed, could impair FCC’s ability to fully utilize the available funds under the Credit Facility, as well as restrict FCC’s ability to purchase RIO’s, which would have an adverse impact on FCC’s results of operations.

The Credit Facility

The $75 million Credit Facility with Autobahn Funding Company LLC, as the lender, and DZ Bank AG Deutsche Zentral-Genossenschafsbank, Frankfurt AM Main, as the Agent, is a five-year program funded out of DZ-Banks’ conduit, Autobahn, pursuant to which Autobahn will fund loans made to FCCA through the issuance of commercial paper. DZ Bank will provide a standby liquidity facility necessary for Autobahn to issue the commercial paper. In order to effect the transactions as contemplated under the Credit Facility, FCC formed FCC Acceptance Corporation, a wholly owned, single purpose, subsidiary of FCC. The Credit Facility is restricted to the purchase and financing of RIO’s, and is secured by the RIO’s purchased under the Credit Facility. FCC is the servicer under the Credit Facility. The Company has guaranteed to FCC Acceptance Corp., the lender and Agent the performance by FCC of its obligations and duties under the Credit Facility in the event of fraud, intentional misrepresentation or intentional failure to act by FCC.

Subject to the $75 million credit limit, the maximum advance under the Credit Facility is 90% of the amount of eligible RIO’s. In the event that an RIO ceases to be an eligible RIO, FCCA is required to pay down the line of credit in an amount by which the outstanding borrowings do not exceed the maximum advance rate applied to the outstanding balance of the eligible RIO’s.

Among other provisions, and providing that no event of default has occurred and is continuing, the Credit Facility provides that (i) each advance under the facility will be an amount not less than $250,000 and will be funded by the issuance of commercial paper at various terms with interest payable at the rate of the Agent’s then current commercial paper rate plus 2.5%, (ii) if the Excess Spread, as that term is defined in the Credit Facility, is less than a specified level, FCCA is required to deposit funds into a sinking fund account, or purchase specified rate caps or other interest rate hedging instruments, to hedge to the extent possible the interest rate exposure of the lender, and (iii) borrower shall pay Agent’s fees and expenses, including a structuring fee in the amount $375,000. The Credit Facility contains representations, warranties and covenants as is customary in a commercial transaction of this nature.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.27

Receivables Loan and Security Agreement in the aggregate amount of $75,000,000, dated February 11, 2003, among FCC Acceptance Corp. as the Borrower (the “Borrower”), First Consumer Credit, Inc. as the Servicer (“FCC”), Autobahn Funding Company LLC as a Lender (the “Lender”), DZ Bank AG Deutsche Zentral-Genossenschafsbank, Frankfurt AM Main as agent for the Lender (the “Agent”), U.S. Bank National Association as the Custodian and the Agent’s Bank (the “Custodian”), and Compu-Link Corporation as the Back-Up Servicer (“Compu-Link”) (Schedules and Exhibits have been omitted).

10.28	Purchase and Contribution Agreement, dated February 11, 2003, between FCC and FCC Acceptance Corp.

10.29	Custodial and Collateral Agency Agreement, dated February 11, 2003, among the Custodian, Borrower, FCC and the Agent.

10.30	Sinking Fund Account Agreement, dated February 11, 2003, among Borrower, FCC, the Agent and the Custodian.

10.31	Parent Guarantee, dated February 11, 2003, by U.S. Home Systems, Inc., as the Guarantor, in favor of the Borrower and the Agent on behalf of the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on February 20, 2003 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

10.27

Receivables Loan and Security Agreement in the aggregate amount of $75,000,000, dated February 11, 2003, among FCC Acceptance Corp. as the Borrower (the “Borrower”), First Consumer Credit, Inc. as the Servicer (“FCC”), Autobahn Funding Company LLC as a Lender (the “Lender”), DZ Bank AG Deutsche Zentral-Genossenschafsbank, Frankfurt AM Main as agent for the Lender (the “Agent”), U.S. Bank National Association as the Custodian and the Agent’s Bank (the “Custodian”), and Compu-Link Corporation as the Back-Up Servicer (“Compu-Link”) (Schedules and Exhibits have been omitted).

10.28	Purchase and Contribution Agreement, dated February 11, 2003, between FCC and FCC Acceptance Corp.

10.29	Custodial and Collateral Agency Agreement, dated February 11, 2003, among the Custodian, Borrower, FCC and the Agent.

10.30	Sinking Fund Account Agreement, dated February 11, 2003, among Borrower, FCC, the Agent and the Custodian.

10.31	Parent Guarantee, dated February 11, 2003, by U.S. Home Systems, Inc., as the Guarantor, in favor of the Borrower and the Agent on behalf of the Lender.